WARRANT TO PURCHASE
                          SHARES OF COMMON STOCK
                                     OF
                          CYCLE-PARTS.COM, INC.

                 Exercisable Commencing March 16, 1999;
                      Void after March 15, 2004

THIS CERTIFIES that, for value received, ____________________________________ or his/her/its registered assigns ("Warrantholder"), is entitled, subject to the terms and conditions set forth in this Warrant, to purchase from Cycle-Parts.com, Inc., a Florida corporation ("Company"), _____________________________(_____________) fully paid, duly authorized and nonassessable shares of common stock ("Shares"), $0.01 par value per share, of the Company ("Common Stock"), at any time commencing March 16, 1999 and continuing up to 5:00 p.m. Pacific Daylight Time on March 15, 2004 (the "Exercise Period") at an exercise price of ten cents ($0.10) per share, subject to adjustment pursuant to Section 8 hereof.

This Warrant is subject to the following provisions, terms and conditions:

1.  Transferability.

1.1 Registration. The Warrants shall be issued only in registered form.

1.2 Transfer. This Warrant shall be transferable only on the books of the Company maintained at its principal executive offices upon surrender thereof for registration of transfer duly endorsed by the Warrantholder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver a new Warrant or Warrants in appropriate denominations to the person or persons entitled thereto.

1.3 Common Stock to be Issued. Upon the exercise of any Warrants and upon receipt by the Company of a facsimile or original of Warrantholder's signed Election to Exercise Warrant (See Exhibit A), Company shall instruct its transfer agent to issue stock certificates, subject to the restrictive legend set forth below, in the name of Warrantholder (or its nominee) and in such denominations to be specified by Warrantholder representing the number of shares of Common Stock issuable upon such exercise, as applicable. Company warrants that no instructions, other than these instructions, have been given or will be given to the transfer agent and that the Common Stock shall otherwise be freely transferable on the books and records of the Company. It shall be the Company's responsibility to take all necessary actions and to bear all such costs to issue the certificate of Common Stock as provided herein, including the responsibility and cost for delivery of an opinion letter to the transfer agent, if so required. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the exercise date. Upon surrender of any Warrant that is to be converted in part, the Company shall issue to the Warrantholder a new Warrant equal to the unconverted amount, if so requested by Purchaser:

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS OF TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SUCH LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

2.  Exchange of Warrant Certificate.

Any Warrant certificate may be exchanged for another certificate or certificates of like tenor entitling the Warrantholder to purchase a like aggregate number of Shares as the certificate or certificates surrendered then entitle such Warrantholder to purchase. Any Warrantholder desiring to exchange a warrant certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate evidencing the Warrant to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant certificate as so requested.

3.  Terms of Warrants: Exercise of Warrants.

3.1. Warrant Exercise. Subject to the terms of this Warrant, the Warrantholder shall have the right, at any time after March 16, 1999, but before 5:00 p.m. Pacific Daylight Time on March 15, 2004, ("Expiration Time"), to purchase from the Company up to the number of Shares which the Warrantholder may at the time be entitled to purchase pursuant to the terms of this Warrant, upon surrender to the Company at its principal executive office, of the certificate evidencing this Warrant to be exercised, together with the attached Election to Exercise Warrant form duly filled in and signed, and upon payment to the Company of the Warrant Price (as defined in and determined in accordance with the provisions of Section 7 and 8 hereof) or as provided in Section 3 hereof, for the number of Shares with respect to which such Warrant is then exercised. Payment of the aggregate Warrant Price shall be made in cash, wire transfer or by cashier's check or any combination thereof.

3.2. Common Stock Certificates. Subject to the terms of this Warrant, upon such surrender of this Warrant and payment of such Warrant Price as aforesaid, the Company shall promptly issue and cause to be delivered to the Warrantholder or to such person or persons as the Warrantholder may designate in writing, a certificate or certificates (in such name or names as the Warrantholder may designate in writing) for the number of duly authorized, fully paid and non-assessable whole Shares to be purchased upon the exercise of this Warrant, and shall deliver to the Warrantholder Common Stock or cash, to the extent provided in
Section 9 hereof, with respect to any fractional Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of such Shares as of the close of business on the date of the surrender of this Warrant and payment of the Warrant Price, notwithstanding that the certificates representing such Shares shall not actually have been delivered or that the Share and Warrant transfer books of the Company shall then be closed. This Warrant shall be exercisable, at the sole election of the Warrantholder, either in full or from time to time in part and, in the event that any certificate evidencing this Warrant (or any portion thereof) is exercised prior to the Termination Date with respect to less than all of the Shares specified therein at any time prior to the Termination Date, a new certificate of like tenor evidencing the remaining portion of this Warrant shall be issued by the Company, if so requested by the Warrantholder.

3.3. Transfer Agent. Upon the Company's receipt of a facsimile or original of Warrantholder's signed Election to Exercise Warrant, the Company shall instruct its transfer agent to issue one or more stock Certificates representing that number of shares of Common Stock which the Warrantholder is entitled to purchase in accordance with the terms and conditions of this Warrant and the Election to Exercise Warrant attached hereto. The transfer agent for the Company shall act as registrar and shall maintain an appropriate ledger containing the necessary information with respect to each Warrant.

3.4. Election to Exercise. Such exercise shall be effectuated by surrendering to the Company, or its attorney, the Warrants to be converted together with a facsimile or original of the signed
Election to Exercise Warrant which evidences Warrantholder's intention to exercise those Warrants indicated. The date on which the Election to Exercise Warrant is effective ("Exercise Date") shall be deemed to be the date on which the Warrantholder has delivered to the Company a facsimile or original of the signed Election to Exercise Warrant, as long as the original Warrants to be exercised are received by the Company or its designated attorney within five (5) business days thereafter. As long as the Warrants to be exercised are received by the Company within five (5) business days after it receives a facsimile or original of the signed Election to Exercise Warrant, the Company shall deliver to the Warrantholder, or per the Warrantholder's instructions, the shares of Common Stock within three (3) business days of receipt of the Warrants to be converted.

3.5. Payment of Interest. Nothing contained in this Warrant shall be deemed to establish or require the payment of interest to the Warrantholder at a rate in excess of the maximum rate permitted by governing law. In the event that the rate of interest required to be paid exceeds the maximum rate permitted by governing law, the rate of interest required to be paid thereunder shall be automatically reduced to the maximum rate permitted under the governing law and such excess shall be returned with reasonable promptness by the Warrantholder to the Company.

3.6. Issuance of Common Stock. It shall be the Company's responsibility to take all necessary actions and to bear all such costs to issue the Certificate of Common Stock as provided herein, including the responsibility and cost for delivery of an opinion letter to the transfer agent, if so required. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the exercise date. Upon surrender of any Warrants that are to be converted in part, the Company shall issue to the Warrantholder new Warrants equal to the unconverted amount, if so requested by Warrantholder.

3.7. Exercise Default. The Company shall at all times reserve and have available all Common Stock necessary to meet exercise of the Warrants by all Warrantholders of the entire amount of Warrants then outstanding. If, at any time Warrantholder submits an Election to Exercise Warrant and the Company does not have sufficient authorized but unissued shares of Common Stock available to effect, in full, a exercise of the Warrants (a "Exercise Default", the date of such default being referred to herein as the "Exercise Default Date"), the Company shall issue to the Warrantholder all of the shares of Common Stock which are available, and the Election to Exercise Warrant as to any Warrants requested to be converted but not converted (the "Unconverted Warrants"), upon Warrantholder's sole option, may be deemed null and void. The Company shall provide notice of such Exercise Default ("Notice of Exercise Default") to all existing Warrantholders of outstanding Warrants, by facsimile, within one (1) business day of such default (with the original delivered by overnight or two day courier), and the Warrantholder shall give notice to the Company by facsimile within five (5) business days of receipt of the original Notice of Exercise Default (with the original delivered by overnight or two day courier) of its election to either nullify or confirm the Election to Exercise Warrant.

3.8. Furnishing of Prospectus. The Company shall furnish to Warrantholder such number of prospectuses and other documents incidental to the registration of the shares of Common Stock underlying the Warrants, including any amendment of or supplements thereto. Warrantholder shall acknowledge in writing the receipt, the careful reading, and the understanding thereof, prior to any exercise under this Section 3.

3.9. Shareholder of Record. Each person in whose name any certificate for shares of Common Stock shall be issued shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on the date on which the Warrant was surrendered and payment of the purchase price and any applicable taxes was made, irrespective of date of issue or delivery of such certificate, except that if the date of such surrender and payment is a date when the Shares transfer books of the Company are closed, such person shall be deemed to have become the holder of such Shares on the next succeeding date on which such Share transfer books are open. The Company shall not close such Share transfer books at any one time for a period longer than seven (7) days.

3.10. Cashless Exercise. This Warrant is exercisable in whole or in part at the Exercise Price per share of Common Stock (as defined hereafter) payable hereunder, payable in cash or by certified or official bank check, or by "cashless exercise", by means of tendering this Warrant Certificate to the Company. Upon surrender of this Warrant Certificate with the annexed Notice of Exercise duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.

4.  Payment of Taxes.

The Company shall pay all documentary stamp taxes, if any, attributable to the initial issuance of the Shares; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable, (a) with respect to any secondary transfer of this Warrant or the Shares or (b) as a result of the issuance of the Shares to any person other than the Warrantholder, and the Company shall not be required to issue or deliver any certificate for any Shares unless and until the person requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have produced evidence that such tax has been paid to the appropriate taxing authority.

5.  Mutilated or Missing Warrant.

In case the certificate or certificates evidencing this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and of a bond of indemnity, if requested, also satisfactory to the Company in form and amount, and issued at the applicant's cost. Applicants for such substitute Warrant certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

6.  Reservation of Shares.

The issuance, sale and delivery of the Warrants have been duly authorized by all required corporate action on the part of the Company and when issued, sold and delivered in accordance with the terms hereof and thereof for the consideration expressed herein and therein, will be duly and validly issued, fully paid, and non-assessable and enforceable in accordance with their terms, subject to the laws of bankruptcy and creditors' rights generally. The Company shall pay all taxes in respect of the issue thereof. As a condition precedent to the taking of any action that would result in the effective purchase price per share of Common Stock upon the exercise of this Warrant being less than the par value per share (if such shares of Common Stock then have a par value), the Company will take such corporate action as may, in the opinion of its counsel, be necessary in order that the Company may comply with all its obligations under this Agreement with regard to the exercise of this Warrant.

7.  Warrant Price.

During the Exercise Period, the price per Share ("Warrant price") at which Shares shall be purchasable upon the exercise of this Warrant shall be ") at an exercise price of ten cents ($0.10) per share, subject to adjustment pursuant to Section 8 hereof
("Exercise Price").

8.  Adjustment of Warrant Price and Number of Shares.

The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time after the date hereof upon the happening of certain events, as follows:

8.1 Adjustments. The number of Shares purchasable upon the exercise of this Warrant shall be subject to adjustments as follows:

(a)  In case the Company shall (i) pay a dividend on Common
Stock in Common Stock or securities convertible into, exchangeable for or otherwise entitling a holder thereof to receive Common Stock, (ii) declare a dividend payable in cash on its Common Stock and at substantially the same time offer its shareholders a right to purchase new Common Stock (or securities convertible into, exchangeable for or other entitling a holder thereof to receive Common Stock) from the proceeds of such dividend (all Common Stock so issued shall be deemed to have been issued as a stock dividend), (iii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iv) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (v) issue by reclassification of its Common Stock any shares of Common Stock of the Company, the number of shares of Common Stock issuable upon exercise of the Warrants immediately prior thereto shall be adjusted so that the holders of the Warrants shall be entitled to receive after the happening of any of the events described above that number and kind of shares as the holders would have received had such Warrants been converted immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subdivision shall become effective immediately after the close of business on the record date in the case of a stock dividend and shall become effective immediately after the close of business on the effective date in the case of a stock split, subdivision, combination or reclassification.

(b) In case the Company shall distribute, without receiving consideration therefor, to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends other than as described in Section (8)(a)(ii)), then in such case, the number of shares of Common Stock thereafter issuable upon exercise of the Warrants shall be determined by multiplying the number of shares of Common Stock theretofore issuable upon exercise of the Warrants, by a fraction, of which the numerator shall be the closing bid price per share of Common Stock on the record date for such distribution, and of which the denominator shall be the closing bid price of the Common Stock less the then fair value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed per share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

(c) Any adjustment in the number of shares of Common Stock issuable hereunder otherwise required to be made by this Section 8 will not have to be adjusted if such adjustment would not require an increase or decrease in one percent (1%) or more in the number of shares of Common Stock issuable upon exercise of the Warrant. No adjustment in the number of Shares purchasable upon exercise of this Warrant will be made for the issuance of shares of capital stock to directors, employees or independent Warrantors pursuant to the Company's or any of its subsidiaries' stock option, stock ownership or other benefit plans or arrangements or trusts related thereto or for issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under such plan.

(d) Whenever the number of shares of Common Stock issuable upon the exercise of the Warrants is adjusted, as herein provided the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Common Stock issuable upon the exercise of each share of the Warrants immediately prior to such adjustment, and of which the denominator shall be the number of shares of Common Stock issuable immediately thereafter.

(e) The Company from time to time by action of its Board of Directors may decrease the Warrant Price by any amount for any period of time if the period is at least twenty (20) days, the decrease is irrevocable during the period and the Board of Directors of the Company in its sole discretion shall have made a determination that such decrease would be in the best interest of the Company, which determination shall be conclusive. Whenever the Warrant Price is decreased pursuant to the preceding sentence, the Company shall mail to holders of record of the Warrants a notice of the decrease at least fifteen (15) days prior to the date the decreased Warrant Price takes effect, and such notice shall state the decreased Warrant Price and the period it will be in effect.

8.2 Mergers, Etc. In the case of any (i) consolidation or merger of the Company into any entity (other than a consolidation or merger that does not result in any reclassification, exercise, exchange or cancellation of outstanding shares of Common Stock of the Company), (ii) sale, transfer, lease or conveyance of all or substantially all of the assets of the Company as an entirety or substantially as an entirety, or (iii) reclassification, capital reorganization or change of the Common Stock (other than solely a change in par value, or from par value to no par value), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each holder of Warrants then outstanding shall have the right thereafter to exercise such Warrant only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer, capital reorganization or reclassification by a holder of the number of shares of Common Stock of the Company into which such Warrants would have been converted immediately prior to such consolidation, merger, sale, transfer, capital reorganization or reclassification, assuming such holder of Common Stock of the Company (A) is not an entity with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("constituent entity"), or an affiliate of a constituent entity, and (B) failed to exercise his or her rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, sale or transfer by other than a constituent entity or an affiliate thereof and in respect of which such rights or election shall not have been exercised ("non-electing share"), then for the purpose of this Section 8.2 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). If necessary, appropriate adjustment shall be made in the application of the provision set forth herein with respect to the rights and interests thereafter of the holder of Warrants, to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of the Warrants. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, capital reorganizations and reclassifications. The Company shall not effect any such consolidation, merger, sale or transfer unless prior to or simultaneously with the consummation thereof the successor company or entity (if other than the Company) resulting from such consolidation, merger, sale or transfer assumes, by written instrument, the obligation to deliver to the holder of Warrants such shares of stock, securities or assets as, in accordance with the foregoing provision, such holder may be entitled to receive under this Section 8.2.

8.3 Statement of Warrants. Irrespective of any adjustments in the Warrant Price of the number or kind of shares purchasable upon the exercise of this Warrant, this Warrant certificate or certificates hereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant.

9.  Fractional Shares.

Any fractional shares of Common Stock issuable upon exercise of the Warrants shall be rounded to the nearest whole share or, at the election of the Company, the Company shall pay the holder thereof an amount in cash equal to the closing bid price thereof.
 Whether or not fractional shares are issuable upon exercise shall be determined on the basis of the total number of Warrants the holder is at the time exercising and the number of shares of Common Stock issuable upon such exercise.

10.  No Rights as Stockholders:  Notices to Warrantholders.

Nothing contained in this Warrant shall be construed as conferring upon the Warrantholder or its transferees any rights as a stockholder of the Company, including the right to vote, receive dividends, consent or receive notices as a stockholder with respect to any meeting of stockholders for the election of directors of the Company or any other matter. If, however, at any time prior to the Expiration Time and prior to the exercise of this Warrant, any of the following events shall occur:

(a) any action which would require an adjustment pursuant to Section 8.1; or

(b) a dissolution, liquidation or winding up of the Company or any consolidation, merger or sale of its property, assets and business as an entirety; then in any one or more of said events, the Company shall give notice in writing of such event to the Warrantholder at least ten (10) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to any relevant dividend, distribution, subscription rights, or other rights or for the effective date of any dissolution, liquidation of winding up or any merger, consolidation, or sale of substantially all assets, but failure to mail or receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any such action taken. Such notice shall specify such record date or the effective date, as the case may be.

11.  Registration Rights.

The Company shall prepare and file with the U.S. Securities and Exchange Commission ("SEC"), no later than twelve months after the Effective Date, as defined therein, of an accompanying Registration Rights Agreement, a Registration Statement on Form SB-2 ("Registration Statement"), covering a sufficient number of shares of Common Stock to cover the exercise of this Warrant. If at any time the number of shares of Common Stock into which this Warrant shall be exercised converted exceeds the aggregate number of shares of Common Stock then registered, the Company shall, within ten (10) business days after receipt of written notice from the Warrantholder, file with the SEC an additional Registration Statement on Form SB-2 or any other applicable registration statement, to register the shares of Common Stock into which this Warrant may be exercised that exceed the aggregate number of shares of Common Stock already registered.

12.  Miscellaneous.

12.1 Benefits of this Agreement. Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Warrantholder any legal or equitable right, remedy or claim under this Warrant, and this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

12.2 Rights Cumulative; Waivers. The rights of each of the parties under this Warrant are cumulative. The rights of each of the parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. However, the holders of a majority in principal amount of the Warrants may waive a default or rescind the declaration of an Exercise Default and its consequences except for a default in the exercise into Common Stock. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

12.3 Benefit; Successors Bound. This Warrant and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the parties hereto and their heirs, executors, administrators, representatives, successors, and permitted assigns.

12.4 Entire Agreement. This Warrant contains the entire agreement between the parties with respect to the subject matter hereof. There are no promises, agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to this Warrant or the matters described in this Warrant, except as set forth in this Warrant. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Warrant.

12.5 Assignment. This Warrant may be assigned if the Assignment of Warrant, attached as Exhibit B to this Warrant, is properly completed, executed and delivered to the Company.

12.6 Amendment. This Warrant may be amended only by an instrument in writing executed by the parties hereto.

12.7 Severability. Each part of this Warrant is intended to be severable. In the event that any provision of this Warrant is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Warrant shall continue in full force and effect.

12.8 Notices. Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered (by hand, by courier, by telephone line facsimile transmission, receipt confirmed, or other means) or sent by certified mail, return receipt requested, properly addressed and with proper postage pre-paid (i) if to the Company, at its executive office (ii) if to the Warrantholder, at the address set forth under its name in the subscription agreement for this Warrant, with a copy to its designated attorney and (iii) if to any other Warrantholder, at such address as such Warrantholder shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this section, and shall be effective, when personally delivered, upon receipt and, when so sent by certified mail, four (4) business days after deposit with the United States Postal Service.

12.9 Governing Law. This Agreement shall be governed by the interpreted in accordance with the laws of the State of Arizona without reference to its conflicts of laws rules or principles.

12.10  Forum Selection and Consent to Jurisdiction.	Any
litigation based thereon, or arising out of, under, or in connection with, this agreement or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Company or Warrantholder shall be brought and maintained exclusively in the federal courts of the State of Arizona without reference to its conflicts of laws rules or principles. The Company hereby expressly and irrevocably submits to jurisdiction exclusively with the federal Courts of the State of Arizona for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any final judgment rendered thereby in connection with such litigation. The Company further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of Arizona. The Company hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in any inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property. The Company hereby irrevocably waives such immunity in respect of its obligations under this agreement and the other loan documents.

12.11  Waiver of Jury Trial.  The Warrantholder and the
Company hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this agreement, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Warrantholder or the Company. The Company acknowledges and agrees that it has received full and sufficient consideration for this provision and that this provision is a material inducement for the Warrantholder entering into this agreement.

12.12 Consents. The person signing this Warrant on behalf of the Company hereby represents and warrants that he has the necessary power, consent and authority to execute and deliver this Warrant on behalf of the Company.

12.13  Further Assurances.  In addition to the
instruments and documents to be made, executed and delivered pursuant to this Warrant, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Warrant and the transactions contemplated hereby.

12.14  Section Headings.  The Section headings in this
Warrant are for reference purposes only and shall not affect in any way the meaning or interpretation of this Warrant.

12.15 Construction. Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

IN WITNESS WHEREOF, the parties have caused this Warrant to be duly executed, all as of the day and year first above written.

                                   COMPANY:

                                   CYCLE-PARTS.COM, INC.



                                   By:______________________
                                      Rob Rill, President


                             EXHIBIT A

                 ELECTION TO EXERCISE WARRANT

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, _______shares of Common Stock ("Shares") provided for therein, and requests that certificates for the Shares be issued in the name of:*

Name:___________________________________________________________
Address:_________________________________________________________
Social Security No.______________________________________________
or Tax ID Number:_________________________________________________

and, if such number of Shares shall not be all of the Shares purchasable under the Warrant, that a new Warrant certificate for the balance of the Shares purchasable under the within Warrant be registered in the name of the undersigned Warrantholder or his Assignee* as indicated below and delivered to the address stated below:

Dated: _________________, _____

Name of Warrantholder of
Assignee (Please
Print)_____________________________________________

Address:_________________________________________________________

Signature:_______________________________________________________

Signature
Guaranteed:______________________________________________
                        Signature of Guarantor

____________________

* The Warrant contains restrictions on sale, assignment or transfer.

** Note:  The above signature must correspond with the name as
written on 	the face of this Warrant certificate in every
particular, without alteration or enlargement or any change whatever, unless this warrant has been assigned.


                              EXHIBIT B

                        ASSIGNMENT OF WARRANT

           (To be signed only upon assignment of Warrant)*

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________

________________________________________________________________
(Name and Address of Assignee must be Printed or Typewritten)

the within Warrant, hereby irrevocably constituting and appointing _________Attorney to transfer said Warrant on the books of the Company, with full power of substitution in the premises.


Dated: ___________________, 19____



                     ________________________________**
                      Signature of Registered Holder


Signature Guaranteed: ________________________________
                           Signature of Guarantor

____________________

* The Warrant contains restrictions on sale, assignment or transfer.

** Note: The signature of this assignment must correspond with the name as it appears upon the face of the Warrant certificate in every particular, without alteration or enlargement or any change whatever.